                                                                    EXHIBIT 23.7

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 23, 1998, except for Note 18 as to which the date is March 15, 1998, on the consolidated financial statements of Beverly Bancorporation, Inc. and Subsidiaries (not presented separately) as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, included in the Annual Report on Form 10-K of St. Paul Bancorp, Inc. for the year ended December 31, 1998. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement on Form S-4 of Charter One Financial, Inc. (relating to the merger of Charter One Financial, Inc., and St. Paul Bancorp, Inc.) and to the use of our name as it appears under the caption "Experts" in the joint proxy statement/prospectus.

                                          /s/ Grant Thornton LLP
                                          ----------------------
                                          GRANT THORNTON LLP

Chicago, Illinois
August 10, 1999